SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT

               (Last amended in Rel. No. 34-34832, eff. 11/23/94)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the  Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the  appropriate  box:
   [ ] Preliminary  Proxy  Statement
   [x] Definitive  Proxy  Statement
   [ ] Definitive  Additional  Materials
   [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

            APPLE SOUTH, INC.(Name of Registrant as Specified in its Charter)

 ...............................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:
          .....................................................................
       2) Aggregate number of securities to which transaction applies:
          .....................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          .....................................................................
       4) Proposed maximum aggregate value of transaction:
          .....................................................................
        Set forth the amount on which the filing fee is calculated and state how it was determined.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
           ....................................................................
        2) Form, Schedule or Registration Statement No.:
           ....................................................................
        3) Filing Party:
           ....................................................................
        4) Date Filed:
           ....................................................................

                                APPLE SOUTH, INC.

                              Hancock at Washington
                             Madison, Georgia 30650
                                  (706)342-4552


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997


         The Annual Meeting of Shareholders of APPLE SOUTH, INC. (the "Company") will be held at the Madison- Morgan Cultural Center, 434 South Main Street, Madison, Georgia, on April 29, 1997, at 11:00 a.m. local time, for the following purposes:

         (1) To elect eight members of the Board of Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

         (2) To consider and act upon a proposal to approve the Company's 1995 Stock Incentive Plan, as amended;

         (3) To consider and act upon ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the current year; and

         (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Holders of Common Stock of record of the Company at the close of business on February 26, 1997 are the only shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,




                                            John G. McLeod, Jr.
                                            Secretary

Madison, Georgia
March 17, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                                APPLE SOUTH, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997


                               GENERAL INFORMATION

Shareholders Meeting

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Apple South, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on April 29, 1997 at the Madison-Morgan Cultural Center, 434 South Main Street, Madison, Georgia. This Proxy Statement was mailed to shareholders on approximately March 17, 1997.

Matters to be Acted Upon

         The following matters will be acted upon at the Annual Meeting:

         (1) The election of eight members of the Board of Directors, each to serve a term of one year and until his or her successor is duly elected and qualified;
         (2) A proposal to approve the Company's 1995 Stock Incentive Plan, as amended;
         (3) Ratification of the selection of KPMG Peat Marwick LLP as auditors of the Company for the current year; and
         (4) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proxies and Voting

         The Board of Directors solicits all holders of the Common Stock of the Company to vote by marking, signing, dating and returning their proxies. Submitting a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company at the Company's principal executive office at Hancock at Washington, Madison, Georgia 30650. If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy card, insert the name of such other person, and sign and give the card to that person for use at the meeting.


         Each holder of Common Stock of record at the close of business on February 26, 1997 is entitled to one vote for each share of Common Stock then held. At the close of business on that date, there were outstanding and entitled to vote 38,675,900 shares of Common Stock. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is a quorum.


         When the enclosed proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instruction, the shares represented by a signed proxy will be voted in favor of the seven nominees for election to the Board of Directors, in favor of the proposed approval of amending the Company's 1995 Stock Incentive Plan, and in favor of the proposed ratification of the selection of auditors. Votes will be counted manually, and abstentions and broker non-votes will not be counted. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that as to other business, if any, shares represented by a signed proxy will be voted in accordance with the judgment of the person or persons acting thereunder.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board

         The responsibilities of certain committees of the Board of Directors are summarized below. The Board does not have a nominating committee or other committee serving a similar function. Action taken by any committee of the Board is reported to the Board of Directors, usually at its next meeting.

         Audit Committee. The Audit Committee is comprised of James W. Rowe and Thomas R. Williams, with Mr. Rowe as Chairman. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is also responsible for the review of transactions between the Company and other entities in which a Company officer or director has a material interest. The Audit Committee met two times during 1996.

         Compensation Committee. The Compensation Committee is comprised of Messrs. Rowe and Williams, with Mr. Williams serving as Chairman. The Compensation Committee reviews and makes recommendations concerning officer salaries, termination arrangements, bonus programs, executive perquisites, performance award grants and other benefits. The Compensation Committee also makes recommendations to the Board with respect to the issuance of options under the Company's 1988 Stock Option Plan, 1993 Stock Incentive Plan and 1995 Stock Incentive Plan. The Compensation Committee met two times during 1996.

Director Compensation

         Directors, who are not officers of the Company, receive an annual retainer of $15,000, plus $1,000 for each Board meeting attended, $500 for each committee meeting attended, $200 for each special meeting in which he or she participates by telephone and reimbursement of out-of-pocket expenses. The Company anticipates that it will pay approximately $25,000 per year to each of its outside directors. Upon election to the Board of Directors each non-management director receives options to purchase 10,000 shares of Common Stock at the market value at the date of grant. These options become exercisable at the rate of 20% per year of service as a director. Directors who are also officers of the Company do not receive any additional compensation for serving as directors.

Meetings of the Board of Directors

         During the fiscal year ended December 29, 1996, eight special or regularly scheduled meetings of the Board of Directors were held. Each director then in office attended at least 75% of the total of all meetings of the Board and of the Committees of the Board on which he or she served.

                       Proposal 1: ELECTIONS OF DIRECTORS

         The Company's Board of Directors presently consists of eight directors. Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote executed proxies in favor of the election of the eight persons named below, and such proxies cannot be voted in favor of the election of a greater number of persons. Each person elected will serve until the next Annual Meeting of Shareholders and thereafter until his or her successor is elected and has qualified. Should any nominee become unavailable for election, an event which is not anticipated, the persons named in the proxy will have the right to use their discretion to vote for a substitute or substitutes or to vote only for the remaining nominees. Directors will be elected by a plurality of the votes cast in person or by proxy.

Nominees for Director

     Tom E. DuPree, Jr. founded the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1987. Mr. DuPree has been actively involved in developing and managing restaurants since 1978. He is a graduate of Georgia Institute of Technology and holds a Master's degree in Accounting from Georgia State University. Mr. DuPree is 44 years old.

     John G. McLeod, Jr. has served as Senior Vice President of Human Resources since 1992, Vice President of Human Resources from 1987 to 1992, and a director and Secretary of the Company since its formation in 1987. From 1983 to 1987, Mr. McLeod was the Personnel Director of a predecessor of the Company. Mr. McLeod is a graduate of Wofford College. Mr. McLeod is 53 years old.

     David P. Frazier has served as a director of the Company since its merger with DF&R Restaurants, Inc. (the "DF&R merger") in November 1995. Mr. Frazier is the Company's Chief Concept Officer and Chairman of DF&R Restaurants, Inc.("DF&R"), a wholly-owned subsidiary of the Company. From 1979 to 1996, Mr. Frazier was President, Chief Executive Officer, and a director of DF&R, which he co-founded. Mr. Frazier has worked in the restaurant industry for more than 30 years. He is a graduate of Texas Tech University and is 49 years old.


     John L. Moorhead became a director of the Company in January 1997. Mr. Moorhead joined Best Foods in 1992 in his current position, Vice President of Business Management and Marketing Services. Prior to joining Best Foods, he was with PepsiCo, Inc. from 1979 to 1991 and last served as Vice President of Marketing Services for the Pepsi-Cola Company, a division of Pepsico, Inc. Prior to establishing Pepsi-Cola's Marketing Services Group, Mr. Moorhead had served as Vice President of Marketing for the Taco Bell Worldwide Division, Marketing Director at Frito Lay and within the brand management system at General Mills. Mr. Moorhead is 54 years old.


         Marc D. Redus has served as a director of the Company since the DF&R merger with the Company in November 1995. Mr. Redus is an Executive Vice President of the Company and Secretary for DF&R. From 1979 to 1996 Mr. Redus was Secretary and a director for DF&R, which he co-founded in 1979. Prior to that time, Mr. Redus worked in the restaurant industry for five years. He is 43 years old.

         James W. Rowe became a director of the Company in March 1992. He also serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Mr. Rowe is a former Vice Chairman of the Executive Committee of The Great Atlantic & Pacific Tea Company, Inc., from which he retired in 1993. He is 73 years old.

     Dr. Ruth G. Shaw became a director of the Company in May 1996. Dr. Shaw is Senior Vice President of Corporate Resources and Chief Administrative Officer for Duke Power Company. She was named Senior Vice President in 1994 after joining Duke Power in 1992 as Vice President of Corporate Communications. Prior to joining Duke Power, she was President of Charlotte's Central Piedmont Community College from 1986 to 1992. Dr. Shaw is 49 years old.

     Thomas R. Williams became a director of the Company in December 1991. He also serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Williams is President of The Wales Group, Inc., a closely held corporation engaged in investments. He is a former Chairman of the Board of First Wachovia Corporation, from which he retired in 1987. Mr. Williams is a director of American Software, Inc., BellSouth Corporation, ConAgra, Inc., Georgia Power Company, and National Life Insurance Company of Vermont and a trustee of The Fidelity Group of Mutual Funds. Mr. Williams is 67 years old.

         There are no family relationships among the Company's executive officers and directors.

         In the Agreement and Plan of Merger pursuant to which the company acquired DF&R, the Company agreed to cause Mr. Frazier and Mr. Redus to be elected to the Board of Directors of the Company and to be nominated for re-election as directors and included in the slate of directors contained in proxies solicited by management for the 1997 Annual Meeting of Shareholders.

Executive Officers

         In addition to the executive officers named above, the following persons also serve as executive officers of the Company.

     S. Kirk Kinsell was elected to the position of President and Chief Operating Officer in January 1997. Before joining Apple South, Mr. Kinsell had been President of the Franchise Division of ITT Sheraton, where he created the Four Points Hotels by ITT Sheraton concept. Prior to joining ITT Sheraton, Mr. Kinsell served as Senior Vice President for Holiday Inn Worldwide. From 1980 to 1988, Mr. Kinsell was a partner with Trammell Crow Company. He earned a Master's degree from Cornell University and a Bachelor's degree from the University of California. Mr. Kinsell is 42 years old.

         Erich J. Booth has served as the Chief Financial Officer and Treasurer of the Company since 1991. Before joining the Company, Mr. Booth had been Vice President of Finance of Dun & Bradstreet Software (formerly Management Science America, Inc.) since 1989. From 1984 to 1989, he served as Vice President and Chief Financial Officer of Ward White USA Holding, Inc., a diversified specialty retailer. Mr. Booth, a Certified Public Accountant, worked from 1973 to 1984 for Peat, Marwick, Mitchell & Co. He is a graduate of the University of North Carolina at Greensboro. He is 48 years old.

         Officers of the Company serve at the pleasure of the Board of Directors. The term of office for each director of the Company ends at the next annual meeting of the Company's shareholders or when his successor is elected and qualifies.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Chief Executive Officer, the four most highly compensated executive officers, other than the Chief Executive Officer and Mr. Evans, who was no longer serving as an executive officer at the end of the Company's last completed fiscal year. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.


                           SUMMARY COMPENSATION TABLE
                                                                                     Long-Term
                                                                                    Compensation
                                                                                      Securities       All Other
                                                         Annual Compensation         Underlying      Compensation
       Name and Principal Position            Year       Salary($)   Bonus($)         Options(#)          ($)(1)
------------------------------------------    ----       ---------   --------       -------------    -----------

Tom E. DuPree Jr.                             1996         285,577     81,750             -             122,218
Chairman and Chief Execuive Officer           1995           7,368         -          199,716            51,934
                                              1994         268,569    155,000             -                 -

John G. McLeod, Jr.                           1996         100,000     64,890             -               2,000
Senior Vice President, Human Resources        1995         100,000     22,500             -               1,291
and Secretary                                 1994          98,914     45,000             -               5,101

Erich J. Booth                                1996         160,000     69,525          10,125             3,706
Chief Financial Officer and Treasurer         1995         160,000     20,000          64,750             4,167
                                              1994         120,892     60,000             -               6,130

David P. Frazier (2)                          1996         160,000     81,667             -                 706
Chief Concept Officer                         1995         160,000     16,000           6,000               -

Marc D. Redus (3)                             1996         160,000    101,667             -                 706
Executive Vice President                      1995         160,000     16,000           6,000               -

Michael W. Evans (4)                          1996         120,467    142,758          22,781            88,831
Former President and                          1995         207,000     51,750         154,437             1,291
Chief Operating Officer                       1994         199,767    120,000             -               6,213



                                        5

(1)Except for Mr. DuPree and Mr. Evans, the amounts shown in this column consist of contributions by the Company to its 401(k) savings plan on behalf of the named executive officers, and the fair market value of shares of Common Stock allocated to the executive officer's account pursuant to the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Amounts shown for 1996 include for Mr. McLeod $2,000 of matching contributions to the 401(k) plan and for Mr. Booth $3,000 of matching contributions to the 401(k) plan and $706 allocated to the ESOP, for Mr. Frazier $706 allocated to the ESOP; and for Mr. Redus $706 allocated to the ESOP. Mr. DuPree does not participate in either the ESOP or the 401(k) plan. The amount shown in this column for Mr. DuPree includes $122,218 reflecting the current dollar value of the benefit to Mr. DuPree of the unreimbursed portion of the premiums paid by the Company with respect to a split-dollar insurance agreement (See "Certain Relationships and Related Transactions" below for a description of such agreement), which benefit was determined by calculating the time value of money (using the Company's 1996 weighted average borrowing rate of 7.5%) of the unreimbursed portion of the premiums paid by the Company for the period ended December 29, 1996. The amount shown in this column for Mr. Evans consists of $706 allocated to the ESOP and $88,125 in severance payments.

(2) Mr. Frazier became an executive officer upon the merger between the Company and DF&R in November 1995. Compensation shown is for services performed for the entire fiscal year including the period prior to the merger.

(3) Mr. Redus became an executive officer upon the merger between the Company and DF&R in November 1995. Compensation shown is for services performed for the entire fiscal year including the period prior to the merger.

(4) Mr. Evans resigned as of July 22, 1996.

     The following table sets forth information concerning options granted during the fiscal year ended December 29, 1996, under the Company's 1995 Stock
Incentive Plan to the executives named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                         Potential Realizable
                          Individual Grants(1)                                             Value at Assumed
                                           Percentage of                                 Annual Rates of Stock
                     Number  of            Total Options    Exercise or                 Price Appreciation for
               Securities underlying        Granted to       Base Price   Expiration        Option Term
       Name       Options Granted       Employees in 1996    ($/share)       Date        5%($)        10%($)
      -----      -------------------    ------------------  ------------  ----------   -------       --------
Erich J. Booth            10,125                 1.4%           21.69      12/31/05     138,112      350,004
Michael W. Evans          22,781                 3.1%           21.69      12/31/05     310,749      787,500

         The following table sets forth information concerning the options exercised during 1996 and the value of unexercised options as of December 29, 1996 held by the executives named in the Summary Compensation Table. No stock appreciation rights were outstanding during 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
                                                                  Number of Shares
                                Shares                          Underlying Unexercised      Value of Unexercised
                               Acquired                              Options at             In-the-Money Options
                                  on                   Value    December 29, 1996(#)       at December 29, 1996($)
                                                              -----------------------      -----------------------
         Name                 Exercise(#)     Realized($)     Exercisable/Unexercisable   Exercisable/Unexercisable

Tom E. DuPree, Jr. .......        -                -                  -  / 199,716               -   /   -
John G.McLeod, Jr. .......     250,000         4,694,660              -  /   -                   -   /   -
Erich J. Booth ...........      40,000           417,200             500 /  85,000             5,466 /  110,688
David P. Frazier..........        -                -              10,400 /   1,600             3,652 /    1,328
Marc D. Redus.............        -                -              10,400 /   1,600             3,652 /    1,328
Michael W. Evans..........     200,987         3,548,240          68,344 / 200,000           753,893 /  251,297


Comparison of Five-Year
Cumulative Shareholder Return

         The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index, and Nation's Restaurant News Stock Index, for a period of five years comencing December 31, 1991 and ending December 29, 1996. The graph assumes that $100 was invested on December 31, 1991, in Company Common Stock, Standard and Poor's 500 Stock Index and the Nations Restaurant News Peer Index.

Data Points for Graph:

                Apple South           S&P 500       Nation's Restaurant News(1)
Dec.  91              100                 100                    100
Dec.  92              284                 108                    125
Dec.  93              617                 119                    137
Dec.  94              585                 121                    146
Dec.  95              949                 166                    205
Dec.  96              597                 204                    208

(1)Does not reflect dividend reinvestment, which management of the Company believes to be immaterial.


Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is charged with the responsibility of periodically reviewing and making recommendations to the Board concerning the salaries, bonus programs, stock options, benefits and other components of compensation for all officers with individual base salaries of $100,000 or more. All members of the Committee are independent directors.
         The primary components of executive compensation are base salary, cash bonus and long-term incentives in the form of stock options.
         The Committee considers both internal and external factors as bases for determining executive compensation. External factors include compensation survey data relating to salary, bonus, long-term incentives and total compensation programs for executives in companies of similar size, growth and industry, as well as general surveys of executive compensation nationally. Internal factors affecting targeted total compensation include Company performance measures, length of service and individual job performance. Based on these factors, weighted subjectively by the Committee, total compensation for 1996 was targeted at approximately the third quartile of the range for each position.
         Total compensation was then divided between salary and bonus. The Committee's objective is to target bonus as a meaningful percentage of total compensation (30%-50%) while remaining competitive within the industry. To qualify for bonus, the Company's quarterly earnings per share must meet or exceed the highest prevailing quarterly earnings estimate, at the end of the prior year as published by financial analysts that actively follow the Company. Bonus earned and paid to executives in 1996 are shown in the Summary Compensation Table.
         The compensation for the Chief Executive Officer for 1996 was determined in accordance with the foregoing policy.
     As the long term component of executive compensation, the Company grants options to purchase Common Stock of the Company in the future at the market value of the stock on the date of grant. Option terms are for a period of up to ten years with vesting schedules generally averaging six years. The Committee believes that the Company's executive officers should acquire substantial equity ownership, either through stock options or direct stock ownership, as a means of integrating management decisions with the long-term interests of the shareholders. Based on the fact that some officers either had no current options or had become fully vested in past options and to accomplish the goals as stated above, the following grants were made to officers and directors of the Company in 1996: Michael W. Evans, Former President and Chief Operating Officer, 22,781 shares; and Erich J. Booth, Chief Financial Officer, 10,125 shares. These option grants were made at an option price equal to the market value of the stock on the date of grant and are vested over a period of ten years with 50% becoming purchasable during the second half of the option term. At February 5, 1997, the executive officers beneficially owned or held the right to acquire stock representing 9,915,217 of the Company's outstanding shares, 8,841,610 of which are beneficially owned by the Chief Executive Officer.

Report submitted Febraury 5, 1997.
By:  Thomas R. Williams
       James W. Rowe

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 10, 1997 by
(i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all executive officers and directors of the Company as a group.

                                                  Shares Beneficially
                                                       Owned (1)(2)
                  Name                            Number        Percent
                  ----                            ------        -------

     Tom E. DuPree, Jr. (3)                     8,841,610         22.6%
     Marc D. Redus (4)                            459,453          1.2%
     David P. Frazier (5)                         421,392          1.1%
     John G. McLeod, Jr. (6)                      353,400            *
     Erich J. Booth (7)                            53,345            *
     Thomas R. Williams (8)                        52,143            *
     James W. Rowe (9)                             41,625            *
     Michael W. Evans (10)                         14,021            *
     Ruth G. Shaw                                   1,000            *
     State of Wisconsin Investment Board(11)    3,125,500          8.0%
     FMR Corp.(12)                              3,331,000          8.5%
     All directors and executive officers
     as a group (9 persons) (13)                9,915,217         25.3%

     Mr. DuPree, the Wisconsin Investment Board and FMR Corp. are the only shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Mr. DuPree's address is Hancock at Washington, Madison, Georgia 30650. The address of the Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of FMR Corp.is 82 Devonshire Street, Boston, Massachusetts 02109.

*Less than one percent.

     (1) The named shareholders have sole voting and investing power with respect to all shares shown as being beneficially owned by them except with respect to the shares owned by the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Each participant in the ESOP has the right to direct voting of all shares allocated to his account on all matters. Power to direct the investment of shares held by the ESOP presently rests with the Company's Employee Benefit Committee, whose members are Messrs. DuPree, Evans and McLeod; however, each participant in the ESOP may elect to direct the investment of 25% of shares allocated to his account.

     (2) Except as indicated below, does not include shares issuable upon exercise of stock options.

     (3) Includes 681,701 shares held by The DuPree Foundation, 473,377 held by Madison Investment Partnership, 57,150 shares held by the Thomas E. DuPree III Trust and 114,285 shares held by the DuPree Family Trust. Mr. DuPree's wife is the sole trustee of these foundations and trusts. Includes 276,045 shares held by the ESOP which are allocated to other employees and for which Mr. DuPree has shared investment power. See Footnote (1) above. Mr. DuPree is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

     (4) Includes 10,400 shares which Mr. Redus has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $15.07 per share. Mr. Redus is a director and Senior Vice President of the Company.

     (5) Includes 10,400 shares which Mr. Frazier has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $15.07 per share. Mr. Frazier is a director and the President - DF&R division of the Company.

     (6) Includes 11,185 shares held by the ESOP which are vested and allocated to Mr. McLeod and 264,860 shares held by the ESOP which are allocated to other employees and for which Mr. McLeod has shared investment power. See Footnote (1) above. Mr. McLeod is a director, the Senior Vice President - Human Resources and the Secretary of the Company.

     (7) Includes 600 shares held by the ESOP which are vested and allocated to Mr. Booth, but does not include 249 shares held by ESOP which are unvested. Mr. Booth is Chief Financial Officer and Treasurer of the Company.

     (8)  Includes 50,625  shares  held  by  Mr. Williams.   Mr. Williams  is a
director of the Company.


     (9) Includes 32,000 shares held by Rowe Family Investments, L.P. Mr. Rowe is a director of the Company.

    (10) Includes 14,021 shares held by ESOP which are vested and allocated to Mr. Evans.

    (11) Based on a Form 13G dated January 21, 1997, filed by State of Wisconsin Investment Board.

    (12) Based on a Form 13G dated February 14, 1997, filed by FMR Corp.

    (13) Includes 20,800 shares which the officers and directors have the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $15.07 per share, 25,912 shares held by the ESOP which are vested and allocated to directors and executive officers, and 250,133 shares held by the ESOP which are unvested or allocated to other employees. See Footnote (1) above.


Certain Relationships and Related Transactions

         In March 1995, the Company entered into a Split Dollar Insurance Agreement (the "Agreement") with The DuPree Insurance Trust (the "Trust") whereby the Company agreed to make premium payments on certain life insurance policies of which the Trust is the owner and beneficiary. These policies provide a total of $50 million in death proceeds payable upon death of the survivor of Tom E. DuPree, Jr., the Chairman of the Board and Chief Executive Officer of the Company, and his wife. The devisees under the wills of Mr. DuPree and his wife are the beneficiaries of the Trust.

         The Trust has agreed to reimburse the Company on an annual basis for that portion of the premiums which equals the current value of the economic benefit, as defined by the Internal Revenue Service, attributable to the life insurance protection provided. The premiums due under the policies total $850,000 per year. Reimbursements for the current value of the economic benefit attributable to the life insurance provided in fiscal 1996 totaled $1,622. There were no reimbursements due to the Company from the Trust at December 29, 1996.

         The Company or the Trust can cancel the Agreement at any time. Upon cancellation, the Trust is obligated to repay the Company an amount equal to the lesser of either the cash surrender value of the policies or the total amount of unreimbursed premiums paid by the Company. Upon receipt of the death proceeds under the policies, the Trust is required to repay the Company for all unreimbursed premium payments. The policies have been assigned to the Company to secure the repayment obligations of the Trust.

                 Proposal 2: APPROVAL OF THE APPLE SOUTH, INC.
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

Introduction

         On February 5, 1997, the Board of Directors approved, subject to shareholder approval, amendments to the Apple South, Inc. 1995 Stock Incentive Plan (the "Plan"). Except for these amendments, the Plan, as initially approved by the Board of Directors on June 26, 1995, and as approved by the shareholders on April 30, 1996, will remain in effect. The amendments are summarized below. The full text of the Plan, as amended, is set forth as Appendix A to this Proxy Statement.

Summary of Amendments

         The amendments to the Plan increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 shares to 2,700,000 shares and establish an annual per participant limit of 220,000 shares represented by grants of stock options to be made to any named executive officer. The proposed limit on stock option grants per participant equates to the number of options currently granted at the Company's CEO level.

Purpose of the Amendments


         The shareholders of the Company approved the Plan in 1996 to advance the interests of the Company and its shareholders by encouraging and enabling directors and key employees of the Company to acquire or increase financial interests in the Company through the stock options granted under the Plan. As of February 26, 1997, the Company had 1,558,943 options outstanding and 441,057 remaining options available for issuance pursuant to the Plan.


         The Board of Directors of the Company believes that it is in the best interests of the Company to increase the number of shares of the Company's Common Stock reserved for issuance under the Plan to 2,700,000 shares, an increase of 700,000 shares. The Board of Directors of the Company believes that the success of the Company is greatly dependent upon its ability to attract and retain directors and key employees of outstanding ability who are motivated to exert their best efforts on behalf of the Company and that the Plan has been effective in achieving this goal. Principally due to the Company's acquisition program, it is probable that the number of shares available and likely to become available for stock options under the Plan will prove within a relatively short period of time to be inadequate for future requirements. In the opinion of the Board of Directors of the Company, the authorization of the additional shares will give the Company sufficient stock reserved for issuance under the Plan to allow the Company to attract and retain employees and acquisition candidates, which will contribute to the successful conduct of the Company's operations.


     A minor amendment to the Plan was also made to confirm that, in the event an outstanding option is modified or if an outstanding option is surrendered and a new option is granted in substitution therefor, no such modification or substitution shall result in a change in the option price.


        In 1993, the United States Congress adopted Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which provision places limits on the Company's ability to deduct certain compensation in excess of $1,000,000 for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive's compensation upon the exercise of nonqualified stock options is subject to this limitation. However, there is one exception to this limitation for "performance based" compensation that has been disclosed to and approved by shareholders prior to payment of the awards. Final federal income tax regulations were promulgated in December 1995, which provide guidelines for compliance with this exception to the deduction limitation rules.

         The amendment to the Plan to establish an annual limit on the number of shares of Stock subject to options which can be granted under the Plan was approved by the Board of Directors in response to Section 162(m) in order for compensation attributable to stock options granted under the Plan to be "performance-based" compensation exempt from the limitations of Section 162(m).

Summary of the Plan

         The principal features of the Plan are summarized below. The summary is qualified by reference to the actual provisions of the Plan, a copy of which is attached as Appendix A.


         At February 26, 1997, the Company estimates that approximately 450 persons, of which six are the executive officers and four are non-executive
directors are  currently  eligible to  participate in  the  Plan,   220 of whom
participate. The aggregate market value of the shares of Common Stock underlying outstanding options under the Plan was $19,876,523 based on a February 26, 1997 closing price of $12.75.


         For information concerning stock options granted during fiscal 1996 under the Plan to the named executive officers and all non-employee directors, see "Compensation of Directors and Executive Officers."

         The Plan is administered by the Company's Option Allocation Committee, which consists of the Company's executive officers. Except for options granted to executive officers and directors the Option Allocation Committee selects the recipients of the options, and also determines the number of shares, exercise price, terms and conditions of exercise, consequences of any termination of employment, whether or not an option qualifies as an Incentive Stock Option ("ISO") (described below), and other terms of each option. The options for executive officers are granted by the Compensation Committee of the Board, which determines the number of options to be granted and the terms and conditions of such options. The Option Allocation Committee and the Compensation Committee are referred to hereinafter as the "Committee", with each exercising the authority with respect to the designated group of directors and key employees.

         Options may be granted to directors, officers and other employees of the Company, as determined by the Committee. The Committee has determined that the Company's officers, departmental directors, area supervisors, general managers, and certain other employees are currently eligible to participate in the Plan.

         Options granted under the Plan represent rights to purchase shares of Common Stock of the Company within a fixed period of time and at a specified price per share (the "exercise price"), which will be determined by the Committee but shall be no less than the market price of the Common Stock of the Company on the date of grant of the option. The Company receives no monetary consideration for the granting of stock options.

         Options granted under the Plan become vested and exercisable at such times and pursuant to such terms as determined by the Committee; provided that no option granted to officers or directors of the Company may be exercisable prior to six months after grant (except in the case of death or disability). In the case of an option intended to be an ISO, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of fair market value per share of the Common Stock on the date of grant. Generally, it is anticipated that options will vest at 10% per year for ten years with 50% becoming purchasable during the second half of the option term. It is also anticipated that nonvested options will expire upon termination of employment of an optionee for any reason other than a change in control of the Company. Pursuant to the Plan, in the event of a reorganization of the
Company in which the Company's existence terminates, the Committee in its discretion may declare that all outstanding options become exercisable immediately and shall terminate if not exercised prior to the reorganization. Options may be exercised with cash or, at the sole discretion of the Committee, by delivery of shares of Common Stock of the Company owned by the option holder.

         The options granted under the Plan are, during the lifetime of the optionee, exercisable only by the optionee (or by an appointed guardian or legal representative) and are not transferable or assignable in whole or in part except by will or by the laws of decent and distribution. In general, the unexercised portion of any option granted under the Plan will terminate upon the earlier to occur of (i) the expiration of the option in accordance with its terms (anticipated normally to be ten years) or (ii) the expiration of three months from the date of termination of the option holder's employment; provided, however, that unless otherwise determined by the Committee, all options held by an optionee shall be terminated if the optionee provides services to a competitor of the Company.

         The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without shareholder approval, the Board may not amend the Plan to (i) increase the total number of shares of stock subject to option (except for an adjustment of shares for stock splits, stock dividends or the like), (ii) change or modify the class of eligible participants, or (iii) materially increase the benefits accruing to Plan participants. Unless the Plan is terminated earlier by the Board, no options may be granted under the Plan after June 26, 2005.

         The shares of Common Stock to be issued upon exercise of the options granted and to be granted under the Plan will be registered under the Securities Act of 1933, as amended (the "Act") prior to the time that any options become exercisable. Therefore, shares received by optionees (other than officers, directors and other "affiliates" of the Company as defined by the Act) upon exercise of the options will be freely transferable.

Federal Income Tax Consequences

         There are no federal income tax consequences to an optionee or to the Company on the granting of options. Federal tax consequences upon exercise will vary depending on whether the option is an ISO or a Non-ISO.

Incentive Stock Options

         When an optionee exercises an incentive stock option, the optionee will not recognize any taxable income at that time, and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding-period requirements. The Federal income tax advantage to the holder of incentive stock options who meets the holding-period requirements is a deferral, until the acquired stock is sold, of taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and taxation of such gain, at the time of sale, as capital gain rather than ordinary income.

         If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the option price; any increase in the value of the option stock subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee may recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

Non-Qualified Stock Options

         Generally when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the acquired shares on the date of exercise.


Vote Required and Recommendation of the Board

Approval of the Plan, as amended, requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders do not vote a sufficient number of shares of Common Stock in favor of the Plan, as amended, the amendment will not take effect and the Plan will continue as initially approved.

 The Board of Directors recommends a vote "For" approval of the Plan, as amended

         Proposal 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for the fiscal year ending December 28, 1997, subject to ratification of this appointment by the shareholders of the Company. KPMG Peat Marwick LLP has served as independent auditors of the Company and a predecessor of the Company since 1985 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares voted on the matter is required to ratify the selection of auditors. If the shareholders should not ratify the appointment of KPMG Peat Marwick LLP, the Board of Directors will reconsider the appointment.

         The Board of Directors recommends a vote "For" ratification of selection of the auditors.

                       COMPLIANCE WITH FILING REQUIREMENTS

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time that they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that all such reports due in 1996 were filed on a timely basis.


                             FORM 10-K ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, APPLE SOUTH, INC., HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650.

                              COST OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies in person or by telephone, telegraph or other means of communication, for which no special compensation will be paid. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock, and such persons will be reimbursed for their reasonable expenses.

                              SHAREHOLDER PROPOSALS

         No proposals by non-management shareholders have been presented for consideration at the Annual Meeting. The Company expects that its 1998 Annual
Meeting will occur during April 1998. Any proposals by non-management shareholders intended for presentation at the 1998 Annual Meeting must be received by the Company at its principal executive offices, attention of the Secretary, no later than November 21, 1997, in order to be included in the proxy material for that Meeting.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matters that may come before the Annual Meeting of Shareholders. However, as to any such matters, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgement.

Madison, Georgia
March 17, 1997

                               PRELIMINARY COPIES
                                   PROXY CARD

                                APPLE SOUTH, INC.
                                      PROXY

This Proxy is solicited by the Board of Directors for the Annual
Meeting of Shareholders to be held on April 29, 1997.

The undersigned hereby appoints Tom E. DuPree, Jr., and John G. McLeod, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Apple South, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 1997, and at all adjournments thereof, as follows:

1.       Election of Directors (Proposed by the Company).

         Tom E. DuPree, Jr., John G. McLeod, Jr., David P. Frazier, John L. Moorhead, Marc D. Redus, James W. Rowe, Ruth G. Shaw and
Thomas R. Williams.

         FOR all nominees listed above      WITHHOLD AUTHORITY for
         (except as marked to the           all nominees listed above.
          contrary below)

         (Instructions: To withhold authority to vote for any one or more nominees, write their names in the space provided below.)

_________________________________________________________________
IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL
THE NOMINEES.

2. Approval of the Apple South, Inc. 1995 Stock Incentive Plan, as Amended.

         FOR approval                       AGAINST approval

         IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR"
         THE PLAN.


3. Ratification of the selection of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending December 28, 1997 (Proposed by the Company).

         FOR ratification           AGAINST ratification

         IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE RATIFICATION

4. In accordance with their best judgement upon such other matters as may properly come before the Meeting.



                               PRELIMINARY COPIES



                              _______________________________
                              Signature of Shareholder

                              _______________________________
                              Signature of Shareholder

IMPORTANT: Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

                             DATED: _______________________, 1997
                                    BE SURE TO DATE THIS PROXY

                                   APPENDIX A





                                Apple South, Inc.

                            1995 Stock Incentive Plan
                             as amended and restated

                                APPLE SOUTH, INC.

                            1995 STOCK INCENTIVE PLAN


                             As amended and restated


                                February 5, 1997

                                APPLE SOUTH, INC.
                            1995 STOCK INCENTIVE PLAN


                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  DEFINITIONS........................................................1

         (a)      "Board".....................................................1

         (b)      "Code"......................................................1

         (c)      "Committee".................................................1

         (d)      "Company"...................................................1

         (e)      "Director"..................................................2

         (f)      "Disinterested Person"......................................2

         (g)      "Employee"..................................................2

         (h)      "Employer"..................................................2

         (i)      "Fair Market Value".........................................2

         (j)      "ISO".......................................................3

         (k)      "1934 Act"..................................................3

         (l)      "Officer"...................................................3

         (m)      "Option"....................................................3

         (n)      "Option Agreement"..........................................4

         (o)      "Optionee"..................................................4

         (p)      "Option Price"..............................................4

         (q)      "Parent"....................................................4

         (r)      "Plan"......................................................4

         (s)      "Purchasable"...............................................4

         (t)      "Qualified Domestic Relations Order"........................4

         (u)      "Stock".....................................................4

         (v)      "Subsidiary"................................................5


ARTICLE II  THE PLAN..........................................................5

         Section 2.1  Name....................................................5

         Section 2.2  Purpose.................................................5

         Section 2.3  Effective Date..........................................5

         Section 2.4  Termination Date........................................5


ARTICLE III  ELIGIBILITY......................................................6


ARTICLE IV  ADMINISTRATION....................................................6

         Section 4.1  Duties and Powers of the Committee......................6

         Section 4.2  Interpretation; Rules...................................6

         Section 4.3  No Liability............................................7

         Section 4.4  Majority Rule...........................................7

         Section 4.5  Company Assistance......................................7


ARTICLE V  SHARES OF STOCK SUBJECT TO PLAN....................................7

         Section 5.1  Limitations.............................................7

         Section 5.2  Antidilution............................................8


ARTICLE VI  OPTIONS...........................................................9

         Section 6.1  Types of Options Granted................................9

         Section 6.2  Option Grant and Agreement.............................10

         Section 6.3  Optionee Limitations...................................10

         Section 6.4  $100,000 Limitation....................................10

         Section 6.5  Option Price...........................................11

         Section 6.6  Exercise Period........................................11

         Section 6.7  Option Exercise........................................12

         Section 6.8  Nontransferability of Option...........................13

         Section 6.9  Termination of Employment..............................13

         Section 6.10 Employment Rights......................................13

         Section 6.11 Certain Successor Options..............................14

         Section 6.12 Conditions to Issuing Option Stock.....................14

ARTICLE VII  TERMINATION, AMENDMENT AND MODIFICATION
 OF PLAN ....................................................................15

ARTICLE VIII  MISCELLANEOUS..................................................16

         Section 8.1  Replacement of Amended Grants..........................16

         Section 8.2  Forfeiture for Competition.............................16

         Section 8.3  Plan Binding on Successors.............................16

         Section 8.4  Gender.................................................16

         Section 8.5  Headings Not a Part of Plan............................16

                                APPLE SOUTH, INC.
                            1995 STOCK INCENTIVE PLAN


                                    ARTICLE I
                                   DEFINITIONS

                  As  used  herein,   the  following  terms  have  the  meanings
hereinafter set forth unless the context clearly indicates to the contrary:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  (c) "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options granted to an individual who is also an Officer or Director, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Options held by any Officer or Director. If the Board has not established a committee as described above, then references in this Plan to the "Committee" shall be deemed to refer to the Board.

                  (d) "Company" shall mean Apple South, Inc., a Georgia corporation.

                  (e)      "Director" shall mean a member of the Board.

                  (f) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the 1934 Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

                  (g) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

                  (h) "Employer" shall mean the corporation that employs an Optionee.

                  (i) "Fair Market Value" of the shares of Stock on any date shall mean:

                           (i) the closing price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

                           (ii) if there is no price as specified in (i), the final reported sales price, or if not reported in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

                           (iii)  if there also is no price as specified in
                           (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

                           (iv)  if there also is no price as specified in
                           (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

                  (j) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

                  (k) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (l) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

                  (m) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

                  (n) "Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

                  (o) "Optionee" shall mean a person to whom an Option has been granted hereunder.

                  (p) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

                  (q) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (r) "Plan" shall mean the 1995 Stock Incentive Plan of the Company.

                  (s) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

                  (t) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

                  (u) "Stock" shall mean the $.01 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

                  (v) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE II
                                    THE PLAN

         2.1 Name. This plan shall be known as the "Apple South, Inc. 1995 Stock Incentive Plan."

         2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. Options will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

         2.3  Effective Date.  The Plan shall become effective on
June 26, 1995.

         2.4 Termination Date. No further Options shall be granted hereunder on or after June 26, 2005, but all Options granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate on June 26, 1996, and all Options theretofore granted shall become void and may not be exercised if the shareholders of the Company shall not have approved the Plan's adoption prior to that date.

                                   ARTICLE III
                                   ELIGIBILITY

         The persons eligible to participate in this Plan shall consist only of Directors and those Employees whose participation the Committee determines is in the best interests of the Company.


                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of an Option Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

         4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

         4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

         4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

         4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 2,700,000. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

         5.2      Antidilution.

                  (a) If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or if any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

                  (i) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

                  (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options shall be adjusted proportionately by the Committee.

                  (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

                  (i)      notwithstanding other provisions hereof, declare
                  that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period; and/or



                  (ii) notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

                  (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

                  (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.


                                   ARTICLE VI
                                     OPTIONS

         6.1 Certain Limitations. The maximum number of shares of Stock subject to Options which can be granted under the Plan during a 12-month period to a person who is a Named Executive Officer shall be 220,000 shares. For purposes of the Plan, a Named Executive Officer is a person who as of the date is determined by the Committee to be one of a group of "covered employees" under Code Section 162(m) and the regulation thereunder.

         6.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price and whether the Option is intended to be an ISO, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO's and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee's rights under and interest in, the Options evidenced thereby.

         6.3 Optionee Limitations. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

                  (a)      is not an Employee; or

                  (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

         6.4      $100,000 Limitation.  Except as provided below, the
Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or
modified),  would  thereby  receive or  hold  any  incentive  stock   options
(as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

         6.5 Option Price. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

         6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to an Employee who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

         6.7      Option Exercise.

                  (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

                  (b) An Option shall be exercised by (i) delivery to the Secretary of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

                  (c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price).

                  (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

                  (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon the exercise of the Option.

         6.8 Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

         6.9 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

         6.10 Employment Rights. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

         6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

         6.12 Conditions to Issuing Option Stock. The Company shall not be required to issue or deliver any Stock purchased upon the full or partial exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

                  (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

         Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.


                                   ARTICLE VII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

         The Board may at any time, (i) cause the Committee to cease granting Options, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

                  (a) Materially increase the number of shares of Stock subject to the Plan;

                  (b) Materially change or modify the class of persons that may participate in the Plan; or

                  (c) Otherwise materially increase the benefits accruing to participants under the Plan.

         No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under an Option Agreement without the consent of the Optionee or his legal representative.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. Provided, however, no modification of an Option shall adversely affect an Optionee's rights under an Option Agreement without the consent of the Optionee or his legal representative and no modification or substitution of an outstanding option shall change or result in a change of any option price.

         8.2 Forfeiture for Competition. If an Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee.

         8.3 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

         8.4 Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

         8.5  Headings Not a Part of Plan.  Headings of Articles and
Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.
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